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                                                                    EXHIBIT 99.1



         APPLICATION FOR SUBSCRIPTION FOR COMMON STOCK-HUMBOLDT BANCORP

Offering a maximum of _____ shares ($___) and a minimum of _____ shares ($____) of no par value common stock are to be subscribed for and issued at $__ per share. Humboldt Bancorp has the right to accept less than the minimum or more than the maximum number of shares in its sole discretion.

The undersigned, having received and read Humboldt Bancorp's prospectus dated February ___, 2000, does hereby offer to purchase up to __________ shares of common stock at a subscription price of $____ per share. (For more information about the Common Stock, please refer to the prospectus.)

APPLICATIONS FOR SUBSCRIPTION MUST BE RECEIVED BY PACIFIC COAST BANKERS' BANK, THE DEPOSITORY FOR THE OFFERING ("DEPOSITORY") NO LATER THAN FIVE O'CLOCK (5:00) P.M., PACIFIC TIME ON MARCH ___, 2000. THE EXPIRATION DATE OF THE OFFERING (SUBJECT TO EXTENSION FOR AN ADDITIONAL 15 DAYS BY HUMBOLDT BANCORP WITHOUT NOTICE TO SUBSCRIBERS). HUMBOLDT BANCORP WILL NOT ACCEPT SUBSCRIPTIONS FOR LESS THAN ______ (___) SHARES OR FOR MORE THAN _______ (__) SHARES, EXCEPT FROM OFFICERS AND DIRECTORS OF HUMBOLDT BANCORP, UNLESS THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, DEEMS A DIFFERENT AMOUNT TO BE IN THE BEST INTERESTS OF HUMBOLDT BANCORP.

Humboldt Bancorp can accept this offer for all or any portion of the shares applied for, or it can reject this Application. For more information concerning the application and acceptance process, please refer to the prospectus. If Humboldt Bancorp does not accept, in whole or in part, any subscription for shares, Pacific Coast Bankers' Bank will mail a refund to the subscriber in an amount equal to the subscription price for the shares as to which such subscription is not accepted. All refunds will be mailed by __________ or by a date twenty (20) days after the subscription is received by Humboldt Bancorp, whichever is later. If a refund is not mailed by such time, the subscriber may consider his or her subscription accepted in full.

        Enclosed with this Subscription Application is a check payable to PACIFIC COAST BANKERS' BANK-FBO HUMBOLDT BANCORP IMPOUND ACCOUNT for the full amount of this subscription, for a total sum of $_______, which amount when received by the Depository is to be held in escrow subject to the following instructions.

           1. The full subscription price for shares must be included with the Application. The purchase price must be paid in United States currency by check, bank draft or money order payable to Pacific Coast Bankers' Bank-fbo Humboldt Bancorp Impound Account. Failure to include the full subscription price with the Application shall give Humboldt Bancorp the right to disregard the Application.

           Certificates representing shares of stock duly subscribed and paid for will be issued by Humboldt Bancorp as soon as practicable after a closing.

           2. The funds received by Pacific Coast Bankers' Bank from the undersigned and deposited in the impound account described in the prospectus may be invested in short-term U.S. Treasury obligations, in short-term certificates of deposit of Pacific Coast Bankers' Bank or overnight Federal Funds, without any liability by Humboldt Bancorp to the undersigned. It is further agreed that any profits from such investments will accrue to and be the property of Humboldt Bancorp, except as otherwise indicated herein.

           3. If this subscription offer, or any part thereof, is subsequently rejected by Humboldt Bancorp, Pacific Coast Bankers' Bank will return to the undersigned as much of this payment as exceeds the amount required for the shares allotted to the undersigned.

           4. It is understood that if for any reason Humboldt Bancorp does not receive subscriptions in the minimum amount of $4 million, subscriptions will be cancelled and all subscription funds will be returned to the subscribers without any further liability on the part of Humboldt Bancorp.

        Shares purchased by the undersigned shall be registered as listed below. (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person, and specify the exact name and date of the trust and/or other pertinent information concerning the trust or custodial arrangement.)

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
            HOW SHARES ARE TO BE REGISTERED                        NUMBER OF SHARES
            -------------------------------                        ----------------
                (PLEASE PRINT OR TYPE)                           (AT $__.00 PER SHARE)

_____________________________________________________      ________________________________

_____________________________________________________      ________________________________

_____________________________________________________      ________________________________
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        It is agreed that by executing this Subscription Agreement, the undersigned acknowledge and agree to all of the terms and conditions of this
Offering as contained in the prospectus. The undersigned acknowledges that
Humboldt Bancorp reserves the right to accept or reject this subscription, in whole or in part, and to reduce the number of shares subscribed for hereunder.
Further, the undersigned acknowledges that in determining which subscriptions are accepted, Humboldt Bancorp may take into account any factors declared relevant including the order in which subscriptions are received, and a subscriber's potential to do business with or to direct customers to Humboldt
Bank, Capitol Valley Bank or Capitol Thrift.

        The undersigned acknowledge that Pacific Coast Bankers' Bank is acting solely as Depository in connection with the offering of shares and makes no recommendation with respect thereto. Pacific Coast Bankers' Bank has made no investigation regarding the Offering or any person or entity involved in the Offering.

        IN WITNESS WHEREOF, I (we) have executed this Application in triplicate, and returned all three (3) copies thereof to: Pacific Coast Bankers' Bank, 340 Pine Street, Suite 401, San Francisco, CA 94104, Attn: Tracy Holcomb, together with our check in the sum of $_____________.

        We understand that all information submitted on this Application will be treated confidentially by Humboldt Bancorp.


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
DATED: ____________________________________             Mail to:   [ ] Business     [ ] Residence

___________________________________________             ____________________________________________
Signature                                               Signature                          Date

___________________________________________             ____________________________________________
Name (Please print or type)                             Name (Please print or type)

___________________________________________             ____________________________________________
Mailing Address                                         Mailing Address

___________________________________________             ____________________________________________
City and State                  Zip Code                City and State                    Zip Code

___________________________________________             ____________________________________________
Telephone                                               Telephone

Social Security Number(s) or Taxpayer I.D.
Number(s):

___________________________________________
If more than one name, identify Number
under appropriate name.

___________________________________________             ____________________________________________
Additional Business or Residence Addressed,             Additional Business or Residence, Addressed,
if appropriate:                                         if appropriate:

___________________________________________             ____________________________________________
Residence Street Address                                Residence Street Address

___________________________________________             ____________________________________________
City and State                  Zip Code                City and State                   Zip Code

___________________________________________             ____________________________________________
Telephone                                               Telephone

IF SHARES ARE TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS APPLICATION

White - [Return to Pacific Coast Bankers' Bank]     Canary - [Return to Humboldt Bancorp]       Pink - [Retain]
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